EXHIBIT 10.1

TATUM SERVICES AGREEMENT

This TATUM SERVICES AGREEMENT (this "Agreement"), entered into as of March 6, 2023 is by and between RANDSTAD PROFESSIONALS US, LLC d/b/a Tatum, a Delaware limited liability company, with offices at 3625 Cumberland Boulevard, Suite 600, Atlanta, GA 30339 ("Tatum"), and LL FLOORING HOLDINGS, INC. with offices at 4901 Bakers Mill Lane, Richmond, VA 23230 (the "Company"). A "Party" shall mean either Tatum or the Company, as the case may be; the "Parties" shall mean Tatum and the Company, collectively.

WHEREAS, the Company desires to engage Tatum to perform certain outsourced interim services; and, Tatum is willing to provide the services of its personnel to perform such tasks subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, Tatum and the Company agree as follows:

1.
Services. The services (the "Services") and fees will be more particularly described on the template Schedule attached hereto and will be provided by the individual professional (the "Tatum Professional") identified on such Schedule. Schedules for additional Tatum Professionals may be added from time to time upon the mutual written agreement of the Parties. In addition, upon the request of the Company and the execution of an additional Schedule to this Agreement, Tatum will provide search Services to the Company, all as more particularly described on such Schedule.
2.
Engagement. The Tatum Professional will be engaged by Tatum and Tatum will be solely responsible for determining the conditions, terms and payment of compensation and benefits for the Tatum Professional. The Company will be solely responsible for: establishing and approving appropriate work locations for the Tatum Professional at the Company’s site or other remote locations; providing the Tatum Professional day-to-day guidance, supervision, direction, assistance; and providing the Tatum Professional with all information necessary for the successful and timely completion of the Services. Tatum will have no oversight, control, or authority over the Tatum Professional with respect to the Services or work locations. The Company acknowledges that it is solely responsible for the sufficiency of the Services for its purposes and any work product required of the Tatum Professional. The Company will designate a management-level individual to be responsible for overseeing the Services, and the Tatum Professional will report directly to the Company manager with respect to the provision of the Services. Unless the Tatum Professional is acting as an executive officer of the Company and is authorized by the Company to make such decision, the Company will not permit or require the Tatum Professional to be the ultimate decision-making authority for any material decision, government reporting or public filing relating to the Company's business, including, without limitation, any proposed merger, acquisition, recapitalization, financial strategy or restructuring.
3.
Fees and Expenses. The Company will pay Tatum the fees set forth on the applicable Schedule. In addition, the Company will reimburse Tatum directly for all preapproved travel and out-of-pocket expenses incurred in connection with this Agreement (including any Schedules). Tatum shall invoice the Company for, and the Company shall pay to Tatum for further remittance to the appropriate taxing authorities, any sales or use taxes applicable to the Services. If the Company claims that it is exempt from any such sales or use taxes, then the Company must provide Tatum with an exemption certificate satisfactory to Tatum.
4.
Payment Terms. Payments to Tatum should be made within 30 days of receipt of undisputed invoice by electronic transfer in accordance with the instructions set forth below or such alternative instructions as provided by Tatum from time to time. Tatum will bill for Services weekly in arrears.

Bank Name and Address: Bank of America Merrill Lynch, 1401 Elm Street, Dallas, TX 75202

Beneficiary: Tatum

Beneficiary Account Number:

ABA Transit/Routing Number:

Please reference the Company's name in the body of the payment.

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5.
Effective Date and Termination. This Agreement will be effective as of the earlier of (i) the date Tatum begins providing Services to the Company, or (ii) the date of the last signature to this Agreement as indicated on the signature page. In the event that a Party commits a breach of this Agreement (including any Schedule) and fails to cure the same within 10 days following delivery by the non-breaching Party of written notice specifying the nature of the breach, the non-breaching Party may terminate this Agreement or the applicable Schedule effective upon written notice of such termination. The termination rights set forth in this Section are in addition to and not in lieu of the termination rights set forth in each of the Schedules. Either Party may terminate this Agreement or any Schedule at any time without cause upon two weeks written notice to the other Party.
6.
Conversion and Professional Placement Fees
(a)
Conversion Fee. If, at any time during the time frame in which a Tatum Professional is providing Services to the Company and for a period of 12-months thereafter, other than in connection with this Agreement or another Tatum agreement, the Company or any of its subsidiaries or affiliates employs such Tatum Professional, or engages such Tatum Professional as an independent contractor, the Company will pay Tatum a placement fee in an amount equal to 30% of the Annualized Compensation (as defined below). “Annualized Compensation” is defined as salary, incentive, signing and other bonuses, and any other compensation that may be earned by the Tatum professional during the first 12 months of service with the Company (or its subsidiary or affiliate) regardless of when or if such compensation is actually paid.

The placement fee shall be due upon the commencement of the Tatum Professional's employment or engagement with the Company (or its subsidiary or affiliate).

(b)
Professional Placement Fee. Separate from the interim Services provided by the Tatum Professional, if requested by the Company, Tatum can provide direct hire services by developing an applicant flow through its sources and refer qualified candidates for various financial, accounting, information technology and similar direct hire positions to the Company on an as needed basis (the "Direct Hire Candidate").

In consideration for Tatum providing Direct Hire Candidates, if the Company hires a Direct Hire Candidate referred by Tatum within one year of such referral, regardless of whether this Agreement has terminated, the Company agrees to pay Tatum a one-time professional service fee in an amount equal to 25% of the candidate's Annualized Compensation, as defined in 6(a). A candidate is considered referred by Tatum if Tatum submits the candidate's resume or curriculum vitae (in paper, electronic, or facsimile format) to the Company, unless the Company can show that it was already in possession of the candidate's resume or curriculum vitae before the referral by Tatum (“Prior Referral”). For avoidance of confusion, the Company shall notify Tatum of a Prior Referral with supporting documentation within three (3) business days of the presentment of the Direct Hire Candidate.

(c)
Guarantee. Tatum provides a Direct Hire Candidate Guarantee on the following terms: (i) the guarantee is conditioned upon the Company's timely payment of the fees due to Tatum; (ii) the guarantee applies only if Tatum is notified in writing within 6 months of the Direct Hire Candidate’s start date that the Direct Hire Candidate has voluntarily resigned or was terminated for cause; and (iii) for a period of 6 months from the date Tatum is notified of a Direct Hire Candidate’s resignation/termination for cause, Tatum will use commercially reasonable efforts to find a substantially similar replacement for that Direct Hire Candidate (i.e., similar qualifications, title/position and salary range) without further charge to the Company.

The guarantee provided in this Section shall not apply if the Company: (iv) failed to timely pay the fees due pursuant to Section 4 of this Agreement; (v) seeks a replacement which is not substantially similar to the Direct Hire Candidate position filled, as defined in Section 6(c)(iii); or (vi) terminated the Direct Hire Candidate's engagement for a reason other than those listed in Section6(c)(ii). For, example, the guarantee would not apply if the termination was the result of the Company’s reorganization (e.g., change in the executive reporting structure, corporate organization or executive leadership), position elimination, reduction in force, acquisition/sale, or a material change in the Company’s support needs, including changes in the anticipated job scope or responsibility of the Direct Hire Candidate.

7.
Warranties and Disclaimers. TATUM DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO ANY WARRANTIES OF QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS OF USE OR PURPOSE. WITHOUT LIMITING THE FOREGOING, TATUM MAKES NO REPRESENTATIONOR WARRANTY WITH RESPECT TO THE TATUM PROFESSIONAL OR THE SERVICES PROVIDED HEREUNDER, AND TATUM WILL NOT BE RESPONSIBLE FOR ANY ACTION TAKEN BY THE COMPANY IN FOLLOWING OR DECLINING TO FOLLOW ANY OF THE TATUM PROFESSIONAL'S ADVICE OR RECOMMENDATIONS. THE SERVICES PROVIDED BY TATUM ANDTHE TATUMPROFESSIONAL HEREUNDER ARE FOR THE SOLE BENEFIT OF THE COMPANY AND NOT ANY UNNAMED THIRD

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PARTIES. THE SERVICES WILL NOT CONSTITUTE AN AUDIT, REVIEW, OPINION, OR COMPILATION, OR ANY OTHER TYPE OF FINANCIAL STATEMENT REPORTING OR ATTESTATION ENGAGEMENT THAT ISSUBJECT TO THERULES OF THE AICPA OR OTHER SIMILAR STATE OR NATIONAL PROFESSIONAL BODIES OR LAWS AND WILL NOT RESULT IN AN OPINION OR ANY FORM OF ASSURANCE ON INTERNAL CONTROLS.

8.
Limitation of Liability; Indemnity.
(a)
EXCEPT FOR CLAIMS BASED ON TATUM’S GROSS NEGLIGENCE OR WILLFULL MISCONDUCT, TATUM'S LIABILITY IN ANY AND ALL CATEGORIES AND FOR ANY AND ALL CAUSES ARISING UNDER THIS AGREEMENT, WHETHER BASED IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, WILL, IN THE AGGREGATE, NOT EXCEED THE ACTUAL FEES PAID BY THE COMPANY TO TATUM OVER THE PREVIOUS TWO MONTHS OF THIS AGREEMENT WITH RESPECT TO THE TATUM PROFESSIONAL FROM WHOM THE LIABILITY ARISES. IN NO EVENT WILL TATUM BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL,PUNITIVE, INDIRECT OR SPECIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, INTERRUPTION OR LOSS OF BUSINESS, PROFIT OR GOODWILL. AS A CONDITION FOR RECOVERY OF ANY LIABILITY, THE COMPANY MUST ASSERT ANY CLAIM AGAINST TATUM WITHIN SIX MONTHS AFTER DISCOVERY OR 90 DAYS AFTER THE TERMINATION OR EXPIRATION OF THE APPLICABLE SCHEDULE UNDER WHICH THE LIABILITY ARISES,WHICHEVER IS EARLIER.
(b)
THE COMPANY AGREES TO INDEMNIFY TATUM AND THE TATUM PROFESSIONAL TO THE FULL EXTENT PERMITTED BY LAW FOR ANY LOSSES, COSTS, DAMAGES, AND EXPENSES (INCLUDINGREASONABLE ATTORNEYS' FEES), AS THEY ARE INCURRED, IN CONNECTION WITH ANY CAUSE OF ACTION,SUIT, OR OTHER PROCEEDING ARISING IN CONNECTION WITH THE TATUM PROFESSIONAL'S SERVICES TO THE COMPANY UNLESS DUE TO THE NEGLIGENCE OR WILLFUL MISCONDUCT OF TATUM’S PERFORMANCE OF SERVICES AS A STAFFING PROVIDER OR TATUM PROFESSIONAL.
9.
Insurance.
(a)
Tatum. At all times during the term of this Agreement, Tatum shall maintain at its expense and benefit (a) Workers' Compensation insurance which provides coverage for all employees of Tatum, including Tatum Professionals, as required by applicable law, and (b) comprehensive general liability insurance with a policy limit of not less than $1,000,000 per occurrence and $1,000,000 in the aggregate.
(b)
Company. If Company is a public company and requires a Tatum Professional to serve as a Company officer or director, even on an interim basis, then Company shall maintain directors and officers insurance (“D&O Insurance”) covering the Tatum Professional in an amount reasonably determined by Company at no additional cost to Tatum or the Tatum Professional. If the Company is private and requires a Tatum Professional to serve as a Company officer or director, even on an interim basis, it will provide the Tatum Professional with substantially similar D&O Insurance as is provided to Company’s officers and directors, if any.

10.
Company Circumstances. In the case that the Company acknowledges to Tatum and the Tatum Professionals that, as of the date of this Agreement, it is -- and has been for a considerable period of time one or more of the following: in dire financial condition, suffering extensive losses, operating with negative EBITDA, or experiencing insufficient cash-flow; and as a result, Company has been unable to obtain further credit or investment and may well need to consider reorganization or liquidation in bankruptcy; the Tatum Professionals will endeavor to assist the Company in finding alternatives to bankruptcy. Tatum and the Tatum Professionals offer no assurances that the Company can otherwise be restructured or that the Company's distressed condition can be reversed.

Change in Company Circumstances. During the term of this Agreement, if the Company enters into discussions with restructuring or bankruptcy advisors, Tatum and the Company will review the current fee structure and payment terms under this Agreement (including any Schedule) and agree on appropriate modifications. For instance, Tatum may switch to an hourly rate if Tatum Professionals are required to work extended hours or a premium may be imposed for hours worked in excess of eight (8) hours. In addition, Tatum and the Company will discuss the need for additional Tatum professionals with specialized skills in working with companies undergoing significant debt and equity restructuring, and as needed, Tatum professionals with experience helping companies seeking or operating under bankruptcy protection. The agreed upon additional professionals will be engaged under terms and fees commensurate to the expertise and services to be

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provided. In the event that Tatum and the Company cannot agree on appropriate modifications to this Agreement (including any Schedule) or the need for additional Tatum professionals, Tatum may immediately terminate this Agreement or any Schedule upon two weeks written notice to the Company.

11.
Sanctions. Company represents that any provision of services by Company and any payment by Company to Tatum shall not result in any breach of any trade, economic or financial sanctions laws or regulations.
12.
Non-Solicitation. Neither Party shall solicit or hire any employee of the other Party directly involved in the performance of this Agreement or that either party became aware of through the performance of this Agreement during the term of this Agreement and for a period of six (6) months thereafter; provided, however, that this provision shall not restrict in any way either Party’s right to solicit or recruit generally in the media or on the internet and shall not prohibit either Party, nor any subsidiary, parent or affiliated entity, from hiring an employee of the other Party who answers any advertisement or who otherwise voluntarily applies for hire without having been personally solicited or recruited.
13.
Governing Law and Witness Fees.
(a)
This Agreement will be governed by and construed in accordance with the laws of the state of Delaware, without regard to conflicts of laws provisions.
(b)
This Agreement and the rights and obligations of the Parties hereunder shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the state of Delaware, without giving effect to provisions thereof regarding conflict of laws. All claims arising out of or related to this Agreement must be litigated exclusively in a court in the state of Delaware. Company and Tatum waive any objection based on personal jurisdiction and forum and waive any objection to venue of any action instituted hereunder to the extent that an action is brought in the courts identified above. Each Party agrees that a final judgment in any such action shall be conclusive and may be enforced in any other jurisdiction in any manner provided by law.
(c)
In the event any employee of Tatum (including, without limitation, any Tatum Professional) is requested or authorized by the Company or is required by government regulation, subpoena, or other legal process to produce documents or appear as witnesses in connection with any action, suit or other proceeding initiated by a third party against the Company or by the Company against a third party, the Company will, so long as Tatum is not a party to the proceeding in which the information is sought, reimburse Tatum for its professional's time (based on customary rates) and expenses, as well as the fees and expenses of its counsel, incurred in responding to such requests. This provision is in addition to and not in lieu of any indemnification obligations the Company may have under this Agreement.

14.
Miscellaneous.
(a)
This Agreement together with all Schedules constitutes the entire agreement between the Parties with regard to the subject matter hereof and supersedes any and all agreements, whether oral or written, between the Parties with respect to its subject matter. No amendment or modification to this Agreement will be valid unless in writing and signed by both Parties.
(b)
If any portion of this Agreement is found to be invalid or unenforceable, such provision will be deemed severable from the remainder of this Agreement and will not cause the invalidity or unenforceability of the remainder of this Agreement, except to the extent that the severed provision deprives either Party of a substantial portion of its bargain.
(c)
Neither Party will be deemed to have waived any rights or remedies accruing under this Agreement unless such waiver is in writing and signed by the Party electing to waive the right or remedy. The waiver by any Party of a breach or violation of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.
(d)
Neither Party will be liable for any delay or failure to perform under this Agreement (other than with respect to payment obligations) to the extent such delay or failure is a result of an act of God, war, earthquake, civil disobedience, court order, labor dispute, or other cause beyond such Party's reasonable control.
(e)
The Company may not assign its rights or obligations under this Agreement without the express written consent of Tatum. Tatum shall be entitled (without the consent of the Company) to transfer this Agreement and/or assign its obligations, rights and benefits in this Agreement to any Tatum or Randstad affiliate or to a third party.
(f)
Nothing in this Agreement will confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns and the Tatum Professionals.

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(g)
The expiration or termination of this Agreement or any Schedule will not destroy or diminish the binding force and effect of any of the provisions of this Agreement or any Schedule that expressly, or by reasonable implication, come into or continue in effect on or after such expiration or termination, including, without limitation, provisions relating to payment of fees and expenses (including witness fees and expenses), hiring the Tatum Professionals, governing law, venue, limitation of liability and indemnity.
(h)
The Company agrees to reimburse Tatum for all costs and expenses (including, without limitation, reasonable attorneys' fees, court costs and arbitration fees) incurred by Tatum in enforcing collection of any monies due under this Agreement.
(i)
Each Party, in all matters relating to this Agreement, will act as an independent contractor. Neither Party will have authority nor will either Party represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other, or to represent the other as an agent, employee, or in any other capacity. Neither execution nor performance of this Agreement shall be construed to have established any agency, joint venture, or partnership. Neither Party shall make any warranties or representations on behalf of the other arty. Tatum is responsible for payment to its employees and agents of all required compensation, benefits, social security, unemployment or disability insurance, income tax, federal, state, and local withholding taxes, benefits or similar items for the persons providing the services. In addition, neither Tatum nor Tatum Professional are eligible for any employee benefit programs from Company, nor are they entitled to separation pay. For the avoidance of doubt, no person providing services on behalf of Tatum shall be deemed to be an employee of Company for any purpose whatsoever.
(j)
The Parties agree that this Agreement is confidential and will not disclose it or its terms to any person other than its attorneys, auditors, advisors, or those other persons necessary to performance, or execution, of this Agreement, and except as may be required by applicable securities or other laws.
(k)
All notices under this Agreement shall be validly given or served in writing when delivered (i) to the e-mail address set forth below, the receipt of which is confirmed by the recipient, (ii) three (3) business days after being sent by certified mail, return receipt requested, postage pre-paid, or (iii) upon delivery by reputable overnight courier, all delivery charges pre-paid, and in the case of notice by the methods set forth in (ii) or (iii) addressed as follows:

If to Tatum:

Randstad Professionals US, LLC d/b/a Tatum

Address: 3625 Cumberland Boulevard, Suite 600, Atlanta, GA 30339 Attn: Legal Dept.

E-mail: chris.kearney@tatum-us.com

If to Company:

Chief Legal, Ethics and Compliance Officer

Address: 4901 Bakers Mill Lane Richmond, VA 23230

E-mail: legal@llflooring.com

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the dates set forth below.

RANDSTAD PROFESSIONALS US, LLC d/b/a TATUM:		LL FLOORING HOLDINGS, INC.:
By:	/s/ Nicholas Mishima	By:	/s/ Matt T Argano
Name:	Nicholas Mishima	Name:	Matt T Argano
Title:	Corporate Counsel	Title:	SVP, CHRO
Date:	Mar 6, 2023	Date:	Mar 7, 2023

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Schedule to Tatum Services Agreement

This Schedule is entered into in connection with that certain Tatum Services Agreement, dated March 6, 2023 (the "Agreement"), by and between Randstad Professionals US, LLC d/b/a Tatum ("Tatum") and LL Flooring Holdings, Inc. (the "Company") and will be governed by the terms and conditions of the Agreement.

1.
Tatum Professional Name: Terry Blanchard
2.
Service Description and Position Title: Interim Chief Financial Officer
3.
Company Supervisor: Chief Executive Officer
4.
Start Date: On or about March 13, 2023
5.
Minimum Term: N/A
6.
Fees: Except as otherwise set forth below, the Company will pay to Tatum $275/hour and $370/hour for weekly hours greater than 40 for the Tatum Professional. As a condition to providing the Services, Tatum requires Company to pay a security deposit in the amount equal to $30,000 (the "Deposit"), which is due upon execution of this Schedule. If the Company breaches the Agreement (including the terms of any Schedule or any other agreement between the Company and Tatum or any Tatum Professional) and fails to cure such breach as provided for herein (or therein), Tatum will be entitled to apply the Deposit to its or the Tatum Professional's damages resulting from such breach. In the event the Deposit falls below the amount required to cover payment obligations or other resulting damages, the Company will pay Tatum an additional amount equal to the shortfall. Upon the expiration or termination of the Agreement, Tatum will first apply the Deposit to any unfulfilled payment obligations of the Company to Tatum or any Tatum Professional (or to any damages owed to Tatum or any Tatum Professional), and the remaining balance of the Deposit, if any, shall be returned to the Company.

In the event of an actual conflict between the terms and conditions of this Schedule and the Agreement, the terms and conditions of the Agreement will control.

RANDSTAD PROFESSIONALS US, LLC d/b/a TATUM:		LL FLOORING HOLDINGS, INC.:
By:	/s/ Nicholas Mishima	By:	/s/ Matt T Argano
Name:	Nicholas Mishima	Name:	Matt T Argano
Title:	Corporate Counsel	Title:	SVP, CHRO
Date:	Mar 6, 2023	Date:	Mar 7, 2023

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